EXHIBIT 10.7

SHARE PLEDGE AGREEMENT

THIS AGREEMENT made as of the 28th day of May, 2014.

B E T W E E N :

Nicholas D. Bozza and Gianfranco Bentivoglio, of the Town of Thorold, in the Province of Ontario and Taunton Ravenscroft Inc. a corporation duly incorporated under the laws of the Province of Ontario;

herein called the "Pledgors"

- and -

2399371 Ontario Inc., a corporation duly incorporated under the laws of the Province of Ontario herein called the "Pledgee"

  WHEREAS 2340960 Ontario Inc. (the "Debtor") is indebted to the Pledgee in the total amount of Five Hundred and Eighty Three Thousand Dollars ($583,000.00) (the "Indebtedness") pursuant to a Loan Agreement dated the 20th day of May, 2014;

  AND WHEREAS the authorized capital stock of the Debtor,, as of the date hereof, consists of an unlimited number of Common shares, of which 2,680 Common shares are issued and outstanding as follows 1,005 Common shares to Nicholas D. Bozza, 1,005 Common shares to Gianfranco Bentivoglio and 670 Common shares to Taunton Ravenscroft Inc.;

  AND WHEREAS the Pledgors are all the shareholders of the Debtor and have personally guaranteed payment of the Note;

  AND WHEREAS the Pledgors have agreed to provide further security for the Indebtedness;

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NOW THEREFORE, THIS AGREEMENT WITNESSES that it is agreed between the parties as follows:

1)	The Pledgors shall forthwith deliver to the Pledgee certificates for all issued shares of the Debtor properly endorsed for transfer to the Pledgee.

2)

The Pledgee shall hold the said shares as collateral security for the repayment of the Indebtedness as herein provided and shall not, at any time, dispose of or encumber the same except as herein provided.

3)

While the Pledgee is the holder of the shares, the Pledgors shall have the right to vote the same at meetings of shareholders of the Debtor so long as the Debtor is not in default in the performance of any of the terms of the Indebtedness to the Pledgee and for that purpose the Pledgee shall execute any and all proxies in favour of the Pledgors that may be required.

4)	Upon the repayment of the entire amount of the Indebtedness the Pledgee shall re-transfer the shares to the Pledgors.

5)

If the Debtor fails to make payment of the principal or interest of the Indebtedness the Pledgee upon ten (10) days' notice in writing to the Pledgors delivered by registered mail or in person, may at his sole option either:

a)	Retain the shares as his own absolutely; or

b)

Sell any or all of the shares in such manner and for such price as the Pledgee determines and, out of the proceeds of such sale, retain an amount sufficient to pay the principal and interest then due on the said Indebtedness, together with expenses of the sale and shall pay the balance, if any, of such proceeds to the Pledgors. At any bona fide public sale the Pledgee may purchase all or any part of the shares at such price as he deems proper. If the proceeds of any such sale are not sufficient to pay the Indebtedness together with expenses of the sale, then the Pledgors shall pay to the Pledgee any deficiency.

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6)

Any notice permitted or required to be given pursuant to this Agreement shall be in writing and shall be deemed to have been given when personally delivered or on the second business day after the date on which sent by registered or certified mail, postage prepaid, mailed to the party for whom intended at the following addresses:

  to NICHOLAS D BOZZA at:

4 Coleman Court,

Thorold, ON

L2V 4W3

to Gianfranco Bentivoglio at:

180 Keefer Rd

Thorold Ontario

L2V 4N9

to Tauton Ravenscroft Inc. at:

7050 Weston Road, Suite 400

Woodbridge, Ontario

L4L 4G7

to 2399371 Ontario Inc. at:

7050 Weston Road, Suite 400

Woodbridge, Ontario

L4L 4G7

or at such other address, notice of which is given as provided herein.

7)	This agreement shall be governed by and construed in accordance with the laws of the Province of Ontario.

8)

This Agreement constitutes the entire agreement and understanding between the parties with respect to the pledge of shares to secure the Indebtedness and supersedes any and all previous agreements, written or oral, express or implied between the parties or on their behalf, relating to the pledge of shares in the Corporation.

9)	In this Agreement words importing the singular number include the plural and vice versa and words importing the masculine gender include the feminine and neuter genders.

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  IN WITNESS WHEREOF the parties have set their hands and seals as of the day and year first above written.

SIGNED, SEALED & DELIVERED	)
in the presence of:	)
)
	)	/s/ Nicholas D. Bozza
Witness	)	Nicholas D. Bozza
)
	)	/s/ Gianfranco Bentivoglio
Witness	)	Gianfranco Bentivoglio
)
)
	)	Taunton Ravenscroft Inc.
	)	Per:
)
	)	/s/ Frank Sgro
	)	Authorized signing officer
)
)
	)	2399371 Ontario Inc.
	)	Per:
)
	)	/s/ Gianfranco Bentivoglio
	)	Authorized signing officer
)

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